UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 22, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey		07008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐             Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Amendment to Amended and Restated Employment Agreement

On December 22, 2005, the Company and Frank G. Vitrano, President and Chief Financial Officer, entered into a First Amendment (the “First Amendment”) to Mr. Vitrano’s Amended and Restated Employment Agreement dated November 20, 2002 (the “Employment Agreement”). Pursuant to the First Amendment, Mr. Vitrano agreed to become Co-President and, on December 22, 2005 (the “Grant Date”), the Company granted Mr. Vitrano (i) pursuant to an award agreement (the “Option Agreement”), an option under the Company’s 2000 Employee Equity Plan (the “Plan”) to purchase an aggregate of 600,000 shares of the Company’s common stock at an exercise price equal to $10.13 the Fair Market Value (as defined in the Plan) of the shares on the Grant Date, and (ii) pursuant to an award agreement (the “Restricted Stock Agreement”), an award of restricted stock under the Plan consisting of 100,000 restricted shares of the Company’s common stock. The option will vest and become exercisable in three annual installments beginning on the first anniversary of the Grant Date, and the restricted stock will vest in twelve quarterly installments, beginning on the three month anniversary of the Grant Date.

Under the Employment Agreement, in the event Mr. Vitrano’s employment is terminated by the Company without “cause”, or Mr. Vitrano resigns for “good reason” (as such terms are defined in the Employment Agreement), the Company will, subject to acceleration in certain circumstances, pay Mr. Vitrano for a period of two years following the date of termination, his salary and, pursuant to the First Amendment, target bonus. In the event of such a termination, Mr. Vitrano’s restricted stock and stock options granted under the Option Agreement and Restricted Stock Agreement, respectively, will vest in full. Mr. Vitrano’s stock options and restricted stock will also vest in full immediately prior to the accruing of a “change in control” (as defined in the First Amendment). Mr. Vitrano’s current base salary of $544,500 is unchanged.

Copies of the First Amendment, the Option Agreement and the Restricted Stock Agreement are included herein as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The Employment Agreement is filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended November 2, 2002 and is incorporated by reference herein. The foregoing description of the Employment Agreement, the First Amendment, the Option Agreement and the Restricted Stock Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 9.01 Financial Statements and Exhibits

10.1	First Amendment dated as of December 22, 2005 between Frank G. Vitrano and Pathmark Stores, Inc. to the Amended and Restated Employment Agreement between Frank Vitrano and Pathmark Stores, Inc. dated November 20, 2002.

10.2	Stock Option Award Agreement dated as of December 22, 2005 between Frank G. Vitrano and Pathmark Stores, Inc.

10.3	Restricted Stock Award Agreement dated as of December 22, 2005 between Frank G. Vitrano and Pathmark Stores, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: December 23, 2005	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

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